                                                                    EXHIBIT 3.01

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        TSI INTERNATIONAL SOFTWARE LTD.

        Constance Galley and Ira Gerard, President and Secretary, respectively, of TSI International Software Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 242 and 245 thereof, DO HEREBY CERTIFY:

        FIRST: The name of the corporation is TSI International Software Ltd. TSI International Software Ltd. was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 9, 1993.

        SECOND: That this amendment and restatement of the Corporation's Certificate of Incorporation set forth in the following resolution has been approved by the Corporation's Board of Directors and stockholders and was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

        NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, amended and restated to read in its entirety as follows:

                                   ARTICLE I

        The name of the corporation is TSI International Software Ltd.

                                   ARTICLE II

        The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The designation of each class of shares, the authorized number of shares of each such class, the par value of each share thereof, and the terms, limitations, relative rights and preferences of such classes of shares are as follows:

        I. The capital stock of the Corporation shall be 5,526,332 shares, each with a par value of $0.01 per share, of which 3,888,166 shares shall be denominated Common Stock and 1,638,166 shares shall be denominated Preferred Stock, of which 297,405 shares shall be designated as Series A Convertible Preferred Stock ("Series A Stock"), 115,761 shares shall be designated as Series B Convertible Preferred Stock ("Series B Stock"), 725,000 shares shall be designated as Series C Convertible Preferred Stock ("Series C Stock"), 364,469 shares shall be designated as Series D Convertible Preferred Stock ("Series D Stock"), 50,000 shares shall be designated as Series E Convertible Preferred Stock ("Series E Stock") and 85,531 shares shall remain undesignated. The Board of Directors of the Corporation is authorized to establish one or more series of such undesignated Preferred Stock from time to time and to fix and determine the terms, limitations and relative rights and preferences of each such series.

        II. The terms, limitations and relative rights and preferences of the Common Stock are as follows:

                1. Except as otherwise provided herein, the voting power for the election of directors and for all other purposes shall be vested in the holders of the Common Stock, who shall be entitled to one vote for each share of stock held by them of record, and in the holders of the Preferred Stock.

                2. The holders of Common Stock shall be entitled to such dividends as the Board of Directors of the Corporation may from time to time declare to the extent permitted by law or contract.

        III. The terms, limitations and relative rights and preferences of the Preferred Stock are as follows:

                1.      Dividends.  (a)  From and after the date of issuance
                        ---------
through December 31, 1997, the holders of Series A Stock, Series B Stock, Series C Stock and Series D Stock shall be entitled to receive dividends, when, as and if declared by not less than two-thirds of the members then constituting the entire Board of Directors of the Corporation, out of funds legally available therefor, of $1.0712 per annum for each share of Series A Stock and Series B Stock, and of $0.48 per annum for each share of Series C Stock and Series D Stock. No dividend pursuant to this Subparagraph 1(a) of this Certificate may be declared on Series A Stock, Series B Stock, Series C Stock or Series D Stock unless the Board shall declare a full such dividend on the Series A Stock, Series B Stock, Series C Stock and Series D Stock. Such dividends, if so declared, shall be payable semi-annually on January 1 and July 1 of each year and shall be non-cumulative.

                        (b) From and after January 1, 1998, the holders of Series A Stock, Series B Stock, Series C Stock and Series D Stock shall be entitled to dividends of $ 1.6068 per annum for each share of Series A Stock and Series B Stock, and of $ 0.72 per annum for each share of Series C Stock and Series D Stock, payable semiannually on January 1 and July 1 of each year, commencing July 1, 1998. Such dividends shall be cumulative and shall accrue from and after January 1, 1998. The foregoing dividends shall be declared by the Board of Directors of the Corporation and paid to the holders of Series A Stock, Series B Stock, Series C Stock and Series D Stock to the extent permitted by law. Any such dividend payments may be made, at the option of the Corporation, in cash or by the issuance by the Corporation of additional fully paid and nonassessable shares of Series A Stock at the rate of .12 of a share for each $1.6068 of such accrued dividends on Series A Stock, Series B Stock at the rate of .12 of a share for each $1.6068 of such accrued dividends on Series B Stock, Series C Stock at the rate of .12 of a share for each $0.72 of such accrued dividends on Series C Stock and Series D Stock at the rate of .12 of a share for each $0.72 of such accrued dividends on Series D Stock; provided that the dividend under this Section payable on a given date with respect to the: (i) Series D Stock may be paid in shares of Series D Stock only if all the holders of Series A Stock receive at least the same percentage of their dividend pursuant to Subparagraph 1(b) of the Certificate on such date in shares of Series A Stock; (ii) Series C Stock may be paid in shares of Series C Stock only if all holders of Series A Stock and Series B Stock receive their dividend pursuant to Subparagraph 1(b) of this Certificate on such date exclusively in shares of Series A Stock and Series B Stock, respectively; and
(iii) Series B Stock may be paid in shares of Series B Stock only if all the holders of Series A Stock receive their dividend pursuant to Subparagraph 1(b) of this Certificate on such date exclusively in shares of Series A Stock. The issuance of such additional shares of Series A Stock, Series B Stock, Series C Stock and/or Series D Stock, as the case may be, shall constitute full payment of such dividends.

                        (c) The holders of the Series E Stock shall be entitled to dividends when, as and if declared by the Board of Directors to the extent permitted by law. Such dividends will not be mandatory or cumulative.

                2.      Liquidation.  (a)  In the event of a voluntary or
                        -----------
involuntary liquidation, dissolution or winding up of the Corporation or the sale, lease, conveyance or other disposition of all or substantially all of its property and business, the holders of Series C Stock shall be entitled to receive $6.00 per share (subject to proportionate adjustments in the event of stock splits or other similar events), plus an amount equal to all declared and/or accrued and unpaid dividends, before any distribution or payment is made to the holders of Series E Stock, Series D Stock, Series B Stock, Series A Stock or Common Stock. If, upon any such sale, liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of all Series C Stock shall be insufficient to permit the payment in full to such holders of the amount herein above and in this Certificate provided, then the entire assets of the Corporation shall be applied ratably to the payment of such amount to the holders of Series C Stock then outstanding pari passu on an
                                                              ---- -----
as-if converted to Common Stock basis until the Series C Stockholders have received their full liquidation preference under this Section 2.

                        (b) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the sale, lease, conveyance or other disposition of all or substantially all of its property and business, the holders of Series B Stock shall be entitled, subject to the rights of the Series C Stock as set forth above, to receive $13.39 per share (subject to proportionate adjustments in the event of stock splits or other similar events), plus an amount equal to all declared and/or accrued and unpaid dividends, before any distribution or payment is made to the holders of Series E Stock, Series D Stock, Series A Stock or Common Stock. If, upon any such sale, liquidation, dissolution or winding up of the Corporation, and after the payment in full of all amounts to which the holders of Series C Stock are entitled as provided above, the assets distributable among the holders of all Series B Stock shall be insufficient to permit the payment in full to such holders of the amount herein above and in this Certificate provided, then the entire remaining assets of the Corporation shall be applied ratably to the payment of such amount to the holders of Series B Stock then outstanding pari passu on an as-if converted to
                                           ---- ----
Common Stock basis until the Series B Stockholders have received their full liquidation preference under this Section 2.

                        (c) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the sale, lease, conveyance or other disposition of all or substantially all of its property and business, the holders of Series A Stock and Series D Stock shall be entitled, subject to the rights of the Series C Stock and Series B Stock as set forth in this Certificate, to receive $13.39 per share or $6.00 per share, respectively (subject to proportionate adjustments in the event of stock splits or other similar events), plus an amount equal to all declared and/or accrued and unpaid dividends pari passu with the Series D Stock and Series A Stock, respectively,
          ---- -----
before any distribution or payment is made to the holders of Series E Stock, Common Stock or any Junior Stock (as defined in paragraph 7 below). If, upon any such sale, liquidation, dissolution or winding up of the Corporation, and after the payment in full of all amounts to which the holders of Series C Stock and Series B Stock are entitled as provided above, the assets distributable among the holders of all Series D Stock and Series A Stock shall be insufficient to permit the payment in full to such holders of the amount herein above and in this Certificate provided, then the entire remaining assets of the Corporation shall be applied ratably, based on the relative liquidation preferences of the Series D Stock and Series A Stock, to the payment of such amount to the holders of Series D Stock and Series A Stock then outstanding until the Series D Stockholders and Series A Stockholders have received their full liquidation preferences under this Section 2.

                        (d) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the sale, lease, conveyance or other disposition of all or substantially all of its property and business, the holders of Series E Stock shall be entitled, subject to the rights of the Series D Stock, Series C Stock, Series B Stock and Series A Stock as set forth in this Certificate, to receive $20.00 per share (subject to proportionate adjustments in the event of stock splits or other similar events), plus an amount equal to all declared and unpaid dividends, before any distribution or payment is made to the holders of Common Stock or any Junior Stock (as defined in paragraph 7 below). If upon any such sale, liquidation, dissolution or winding up of the Corporation, and after the payment in full of all amounts to which the holders of the Series D Stock, Series C Stock, Series B Stock and Series A Stock are entitled above, the assets distributable among the holders of all Series E Stock shall be insufficient to permit the payment in full to such holders of the amount herein above and in this Certificate provided, then the entire remaining assets of the Corporation shall be applied ratably to the payment of such amount to the holders of Series E Stock then outstanding pari passu on an as-if converted to Common Stock basis until the Series E Stockholders have received their full liquidation preference.

                        (e) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the sale, lease, conveyance or other disposition of all or substantially all of its property and business, and subject to the rights of the Series E Stock, Series D Stock, Series C Stock, Series B Stock and Series A Stock as set forth above, after payment of the foregoing liquidation preferences to the holders of the Series E Stock, Series D Stock, Series C Stock, Series B Stock and Series A Stock, all remaining assets of the Corporation shall be distributed ratably among the holders of the Corporation's Common Stock.

                        (f) Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its property and business as an entirety, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 2, unless such sale, lease or conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                3.      Redemption.  (a)  The shares of Series A Stock, Series B
                        ----------
Stock, Series C Stock and Series D Stock at the time outstanding may be redeemed, in whole only and not in part, and only if all of the shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock are redeemed pursuant to Section 3 of this Certificate, by the Corporation at its option expressed by a resolution adopted by its Board of Directors, at any time on and after June 30, 1997, at a price equal to the sum of $13.39 per share of Series
A Stock and Series B Stock and $6.00 per share of Series C Stock and Series D Stock (subject to proportionate adjustments in the event of stock splits or other similar events), plus an amount equal to all declared and/or accrued and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price").

                        (b) If, pursuant to subparagraph 3(a) above, the Corporation shall redeem shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock, the Corporation shall give written notice of such redemption to each holder of record of shares of Series A Stock, Series B
Stock, Series C Stock and Series D Stock to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption, by certified mail enclosed in a postage paid envelope addressed to such holder at such holder's address as the same shall appear on the books of the Corporation. Such notice shall (i) state that the Corporation has elected to redeem such shares, (ii) state the date fixed for redemption, (iii) state the Redemption Price, (iv) state that the shares called for redemption are convertible until the close of business on the second day preceding the date fixed for redemption and (v) call upon such holder to surrender to the Corporation on or after said date at its principal place of business designated in such notice, a certificate or certificates representing the number of shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock to be redeemed in accordance with such notice. On or after the date fixed in such notice for redemption, each holder of shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock to be so redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in said notice and thereupon the Redemption Price of such shares shall be paid to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. From and after the date fixed in any such notice as the date for redemption, unless default shall be made by the Corporation in providing for the payment of the Redemption Price pursuant to such notice, all rights of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock so redeemed, except the right to receive the Redemption Price (but without interest thereon) shall cease and terminate; provided, however, that on or before the date fixed for redemption in such notice, the Corporation shall deposit with a bank or trust company having a capital stock and surplus of at least $500,000,000 in trust to be applied to the redemption of the Series A Stock, Series B Stock, Series C Stock and Series D Stock so called for redemption, an amount sufficient to redeem the Series A Stock, Series B Stock, Series C Stock and Series D Stock called for redemption. Any moneys so deposited which relate to Series A Stock, Series B Stock, Series C Stock and Series D Stock called for redemption which prior to redemption are converted into Common Stock as provided herein shall be promptly repaid to the Corporation. Any moneys so deposited for Series A Stock, Series B Stock, Series C Stock and Series D Stock which remain unclaimed at the end of one year from the date of such deposit shall be repaid to the Corporation, but the Corporation shall remain obligated to make payment thereof to the holders of such Series A Stock, Series B Stock, Series C Stock and Series D Stock entitled thereto (subject to any applicable escheat or similar laws).

                        (c) Any shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock redeemed by the Corporation shall be retired and shall not be reissued and the Corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock.

                        (d)     The Series E Stock is not redeemable.

                4.      Conversion.  (a)  The holder of any share or shares of
                        ----------
Series A Stock, Series B Stock, Series C, Series D Stock or Series E Stock shall have the right, at such holder's option, to convert all or any portion of such shares into one fully paid and nonassessable share of Common Stock for each share of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock or at the rate which results from the making of any adjustment specified in subparagraph 4(g) hereof, if applicable (the number of shares of Common Stock issuable at any time, giving effect to the latest prior adjustment pursuant to subparagraph 4(g) hereof, if any and if applicable, in exchange for one share of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock being hereinafter called the "Conversion Rate"). To the extent permitted by law, when shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock are converted, all dividends declared or accrued, as applicable, and unpaid on the stock so converted to the date of conversion (whether or not currently payable) shall be immediately due and payable in cash or in shares of Series A Stock at the rate of .12 of a share for each $1.6068 of such dividend on Series A Stock, shares of Series B Stock at the rate of .12 of a share for each $1.6068 of such dividend on Series B Stock, shares of Series C Stock at the rate of .12 of a share for each $0.72 of such dividend on Series C Stock and shares of Series D Stock at the rate of .12 of a share for each $0.72 of such dividend on Series D Stock and shares of Series E Stock at the rate determined in good faith by the Company's Board of Directors and must accompany the shares of Common Stock issued upon such conversion.

                        (b) The Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall be convertible at the principal office of the Corporation into fully paid and nonassessable shares of Common Stock at the Conversion Rate. In case of the redemption, pursuant to subparagraph 3(a) above, of any shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock, such right of conversion shall cease and terminate, as to the shares to be redeemed, at the close of business on the second day preceding the date fixed for such redemption, unless default shall be made in the payment of the Redemption Price for the shares to be so redeemed.

                        (c) In order to convert shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock into shares of Common Stock pursuant to the right of conversion set forth in subparagraph 4(a) above, the holder thereof shall surrender the certificate or certificates representing such shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock duly endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same, stating in such notice the name or names in which holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Corporation shall, within five (5) business days, deliver at said office or other place to such holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with any cash to which such holder shall be entitled in lieu of fractional shares in an amount equal to the same fraction of the Conversion Amount (as defined in paragraph 7 below) of a whole share of Common Stock on the business day preceding the day of conversion. Shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                        (d) Notwithstanding the provisions of subparagraph 4(a) hereof, the issued and outstanding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock at the Conversion Rate immediately upon the consummation of the Corporation's sale of Common Stock in a bona fide firm commitment underwriting pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, at a public offering price of not less than $32.50 per share (subject to proportionate adjustments to reflect stock splits or similar events) or such lesser amount as may be agreed to in writing by holders of at least a majority of the outstanding shares of Preferred Stock which results in aggregate gross cash proceeds to the Corporation of at least $10,000,000.

                        (e) At least ten (10) days prior to the closing of a sale of Common Stock which meets the requirements of subparagraph (d), the Corporation shall give written notice to each holder of record of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, by certified mail enclosed in a postage paid envelope addressed to such holder at such holder's address as the same shall appear on the books of the Corporation. Such notice shall (i) state that the shares are being automatically converted pursuant to subparagraph (d) hereof, (ii) state the expected date of conversion and (iii) call upon such holder to exchange on or after such date at the principal place of business of the Corporation a certificate or certificates representing the number of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock to be converted in accordance with such notice. On or after such date, the holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall present and surrender the certificate or certificates for the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock to the Corporation at the place designated in such notice, and thereupon the Corporation shall deliver to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be deemed to have been converted and canceled on such conversion date and the person or persons entitled to receive the shares of Common Stock issuable upon such automatic conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the conversion date. In the case of automatic conversion pursuant to subparagraph 4(d) hereof, the Corporation shall not be obligated to issue certificates for shares of Common Stock unless certificates evidencing the converted shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as the case may be, are delivered to the Corporation.

                        (f) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

                        (g) The Conversion Rate shall be subject to the following adjustments:

                        (i) If the Corporation shall declare and pay to the holders of Common Stock a dividend or other distribution payable in shares of Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if such shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock had been converted immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution.

                        (ii) If the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

                        (iii) If, after the date of issuance of the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as the case may be, the Corporation shall issue or sell any Additional Shares of Common Stock (as defined in paragraph 7 below) for a consideration per share less than the Conversion Amount for the Series A Stock, Series B Stock, Series
C Stock, Series D Stock or Series E Stock, respectively, then the Conversion Rate with respect to such Series A Stock, Series B Stock, Series C Stock,
Series D Stock or Series E Stock, as the case may be, shall be adjusted to the number determined by multiplying the Conversion Rate in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus (a) the number of such Additional Shares of Common Stock so issued or sold and (b) the number of shares of Common Stock then issuable upon conversion of all outstanding options to the extent that the conversion or exercise prices thereof are less than or equal to the price at which the Series A Stock, Series B Stock, Series
C Stock, Series D Stock or Series E Stock, as the case may be, is convertible and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus (a) the number of shares of Common Stock which the aggregate consideration for such Additional Shares of Common Stock so issued or sold would purchase at a consideration per share equal to the Conversion Amount and (b) the number of shares of Common Stock then issuable upon conversion of all outstanding shares of convertible securities and the exercise of all then outstanding options to the extent that the conversion or exercise prices thereof are less than or equal to the price at which the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as the case may be, is convertible. For the purposes of this subparagraph (iii), the date as of which the Conversion Amount shall be computed shall be earlier of (a) the date on which the Corporation shall enter into a firm contract for the issuance or sale of such Additional Shares of Common Stock or (b) the date of the actual issuance or sale of such Additional Shares.

                        (iv) If the Corporation shall issue or sell any warrants, options or other rights entitling the holders thereof to subscribe for or purchase either any Additional Shares of Common Stock or evidence of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock (such convertible or exchangeable evidences of indebtedness, shares of stock or other securities hereinafter being called "Convertible Securities"), and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such warrants, options or other rights), shall be less than the Conversion Amount of the Series A Stock, Series B Stock, Series C Stock,

Series D Stock or Series E Stock, respectively, then the Conversion Rate with respect to the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as the case may be, shall be adjusted as provided in subparagraph 4(g)(iii) on the basis that (a) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (b) the aggregate consideration (plus the consideration, if any, received for such warrants, options or other rights) for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities.

                        (v) If the Corporation shall issue or sell Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Conversion Amount of the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, respectively, then the Conversion Rate with respect to the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as the case may be, shall be adjusted as provided in subparagraph 4(g)(iii) on the basis that (a) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (b) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. No adjustment of the Conversion Rate shall be made under this subparagraph 4(g)(v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other rights, if such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to subparagraph 4(g)(iv).

                        (vi)    For the purposes of subparagraphs 4(g)(iv) and
(v), the date as of which the Conversion Amount shall be computed shall be the earliest of (a) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any warrants, options or other rights referred to in subparagraph 4(g)(iv) or to receive any Convertible Securities, (b) the date on which the Corporation shall enter into a firm contract for the issuance of such warrants, options or other rights or Convertible Securities or (c) the date of the actual issuance of such warrants, options or other rights or Convertible Securities.

                        (vii) No adjustment of the Conversion Rate shall be made under subparagraph 4(g)(iii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if such adjustment shall previously have been made upon the issuance of such Convertible Securities (or upon the issuance of any warrants, options or other rights therefor), pursuant to subparagraphs 4(g)(iv) or (v).

                        (viii) If any warrants, options or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to subparagraph 4(g)(iv) or conversion rights pursuant to Convertible Securities which shall have given rise to an adjustment pursuant to subparagraph 4(g)(v) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such warrants, options or other rights or Convertible Securities there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Rate with respect to the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as the case may be, hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (a) eliminating from the computation any Additional Shares of Common Stock corresponding to such warrants, options or other rights or conversion rights as shall have expired or terminated, (b) treating the Additional Shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such warrants, options or other rights or of conversion rights pursuant to any Convertible Securities as having been issued for the consideration actually received and receivable therefor, and (c) treating any of such warrants, options or other rights or of conversion rights pursuant to any Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time; provided, however, that any consideration which was actually received by the Corporation in connection with the issuance or sale of such warrants, options, or other rights shall form part of the readjustment computation even though such warrants, options or other rights shall have expired without the exercise thereof. The Conversion Rate with respect to the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as the case may be, shall be adjusted as provided in subparagraph 4(g)(iii) as a result of any increase in the number of Additional Shares of Common Stock issuable, or any decrease in the consideration payable upon any issuance of Additional Shares of Common Stock, pursuant to any antidilution provisions contained in any warrants, options or other rights or in any Convertible Securities.

                        (ix)    (A)     In case any Additional Shares of Common
Stock, Convertible Securities or warrants, options or other rights to purchase any such Additional Shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor.

                                (B)     In case any Additional Shares of Common
Stock, Convertible Securities or warrants, options or other rights to purchase any such Additional Shares of Common Stock or Convertible Securities shall be offered by the Corporation for subscription, the consideration received therefor shall be deemed to be the subscription price.

                                (C)     In case any Additional Shares of Common
Stock, Convertible Securities or warrants, options or other rights to purchase any such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the consideration received therefor shall be deemed to be the initial public offering price.

                                (D)     In any such case covered by
subparagraphs (A), (B), or (C) herein, in determining the amount of consideration received by the Corporation, if the consideration is in whole or in part consideration other than cash, the amount of the consideration shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. If Additional Shares of Common Stock shall be issued as part of a unit with warrants, options, or other rights, then the amount of consideration for the warrants, option or other right shall be deemed to be the amount determined at the time of issuance by the

Board of Directors of the Corporation. If the Board of Directors of the Corporation shall not make any such determination, the consideration for the warrant, option or other right shall be deemed to be zero.

                                (E)     In any such case covered by
subparagraphs (A), (B), (C), or (D) herein, in determining the amount of consideration received by the Corporation (I) any amounts paid or receivable for accrued interest or accrued dividends shall be excluded, and (II) any compensation, discounts, expenses paid or incurred or underwriting commissions or concessions paid in connection therewith shall not be deducted.

                                (F)     In any case covered by subparagraphs
(A), (B) or (C) herein, there shall be added to the consideration received by the Corporation at the time of issuance or sale, the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such warrants, options or other rights which relate to Convertible Securities, the minimum aggregate amount of consideration, if any, payable upon the conversion or exchange thereof.

                                (G)     In case any Additional Shares of
Common Stock, Convertible Securities or any options, warrants or other rights to purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value, as determined by the Board of Directors of the Corporation, of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or warrants, options or other rights to purchase such Additional Shares of Common Stock or Convertible Securities.

                        (x) In case the Corporation shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Corporation, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be given a written notice from the Corporation informing each holder of the terms of such reorganization, merger, consolidation, or disposition of assets and of the record date thereof for any distribution pursuant thereto, at least ten days in advance of such record date, and each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall have the right thereafter to receive, upon conversion of such Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, the number of shares of stock or other securities, property or assets of the Corporation, successor or transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to the Conversion Rate immediately prior to such event, multiplied by the number of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock as may be converted. The provisions of this subparagraph (x) shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

                        (xi) If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation thereof each holder of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall have been given a reasonable opportunity to elect to receive, upon conversion of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock then held by such holder, either the stock, securities, cash or assets then issuable with respect to the Common Stock or the stock, securities, cash or assets issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof.

                        (xii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of such shares shall be considered an issue or sale of Common Stock, for the purposes of this subparagraph 4(g).

                        (xiii) The Corporation will not pay or declare a dividend (other than in Common Stock) upon the Common Stock payable otherwise than out of earnings or earned surplus (determined in accordance with generally accepted accounting principles).

                        (xiv) If a state of facts shall occur which, without being specifically controlled by the provisions of this subparagraph 4(g), would not fairly protect the conversion rights of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                        (xv) Anything herein to the contrary notwithstanding, no adjustment in the Conversion Rate shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of a least 1% in such rate; provided, however, that any adjustment which by reason of this subparagraph (xv) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                        (xvi) All calculations under this subparagraph 4(g) shall be made to the nearest one-thousandth of a share.

                        (xvii)  Whenever the Conversion Rate shall be
adjusted pursuant to this subparagraph 4(g), the Corporation shall forthwith obtain, and cause to be delivered to each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock, or Series E Stock as the case may be, a certificate signed by the principal financial or accounting officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation determined the fair value of any consideration other than cash pursuant to subparagraph 4(g)(ix)) and specifying the new Conversion Rate. In the case referred to in subparagraph 4(g)(x), such a certificate shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon conversion of the Series A

Stock, Series B Stock, Series C Stock, Series D Stock, or Series E Stock as the case may be, after giving effect to the provisions of such subparagraph 4(g)(x).

                        (h) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock at the time outstanding. The Corporation shall at all times, take such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock in accordance with the provisions hereof.

                        (i) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Conversion Amount of a whole share of Common Stock on the business day preceding the day of conversion.

                5.      Events of Default.      (a)  The occurrence of any of
                        -----------------
the following shall constitute an Event of Default:

                        (i) Default by the Corporation in failing to convert the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, as the case may be, in accordance with the provisions hereof or to pay more than one (1) declared dividend out of funds legally available as specified herein or the failure to make any payment in accordance with paragraph 2 hereof, in each case where the failure to perform continues uncured for at least ninety
(90) days;

                        (ii) Any material default by the Corporation in the performance or observance of any of the covenants contained in Section 5 of that certain Preferred Stock Purchase Agreement, dated as of June 1, 1989, among the Corporation and certain Investors, (as such term is defined therein), as the same may be amended or the provisions thereof waived from time to time (the "Agreement"), (which Agreement is on file at the offices of the Corporation), which shall default continue uncured for at least ninety (90) days after notice is given to the Corporation of such default;

                        (iii) Any material breach by the Corporation of any of the representations and warranties made by it in the Agreement which shall occur and be discovered and notice to the Corporation be given within six (6) months following the Closing Date under the Agreement and shall continue substantially uncured for at least ninety (90) days following the date of discovery and notice;

                        (iv) The Corporation shall petition or apply to any tribunal for the appointment of a trustee or receiver of the Corporation or of any substantial part of its assets, or commence any proceedings relating to the Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed, or any such proceeding commenced, against the Corporation and the Corporation shall by any act indicate its approval thereof, consent thereto or acquiescence therein; or an order shall be entered appointing any such trustee or receiver, or adjudicating the Corporation bankrupt or insolvent, or approving the petition in any such proceeding and such order shall remain in effect for more than ninety (90) days; or an order shall be entered in any proceeding against the Corporation decreeing the dissolution or split-up of the Corporation, and such order shall remain in effect for more than ninety (90) days.

                        (b) If an Event of Default shall have occurred, then the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock shall have the right, voting together as a single class, to elect such number of directors of the Corporation as following such election shall constitute a majority of the entire Board of Directors (which majority shall include any directors already serving solely as representatives of the Series A Stock, Series B Stock, Series C Stock or Series D Stock pursuant to the Agreement), the remaining directors to be elected by the classes or series of stock (including the Series A Stock, Series B Stock, Series C Stock and Series D Stock) entitled to vote therefor. The directors elected pursuant to this subparagraph 5(b) shall not be part of any class of directors, other than the class created by this subparagraph 5(b). Each such director shall have a vote equal to the vote of any other director of the Corporation. Such directors shall serve until the next annual meeting of shareholders or until such earlier time as (i) they may be removed by a majority vote of the holders of Series A Stock, Series B Stock, Series C Stock and Series D Stock voting together as a single class or (ii) the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock no longer have the right to elect such directors. If and when such right of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock becomes operative, the maximum authorized number of members of the Board of Directors of the Corporation shall automatically be increased to the extent necessary to create any vacancy to be filled only by vote of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock then outstanding as hereinafter set forth. Whenever such right of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock shall become operative, such right shall be exercised initially either at a special meeting of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock called as provided below or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings. The directors elected pursuant to this subparagraph 5(b) shall be elected by a plurality of the votes cast. The right of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock voting together as a single class and separately from all other classes and series, to elect a majority of the members of the Board of Directors of the Corporation as aforesaid shall continue until such time as the Event of Default has been cured, at which time the right of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock with respect to which such Event of Default has been cured to elect such directors under this subparagraph 5(b) shall terminate (subject to becoming operative again in the event of any subsequent Event of Default) and the maximum authorized number of members of the Board of Directors of the Corporation shall automatically be reduced if such number was increased at the time when the terminated voting right of the holders of the Series A Stock, Series B Stock, Series C and Series D Stock became operative.

        At any time when the voting right of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock provided in this subparagraph 5(b) shall have become operative and not have been exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of at least fifteen percent (15%) of the shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock, counted together as a single class, then outstanding addressed to the Secretary of the Corporation, call a special meeting of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock for the purpose of electing the directors to be elected by the holders of the Series A Stock, Series B Stock, Series C Stock, and Series D Stock. Such meeting shall be held at the earliest practicable date upon the notice required for meetings of shareholders at such place in the continental United States as may be specified in such written request. If such meeting shall not be called by the proper officer of the Corporation within seven (7) days after the personal service of such written request upon the Secretary of the Corporation, or within seven (7) days after mailing the same within the United States by registered or certified mail enclosed in a postage paid envelope addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least fifteen percent (15%) of the Series A Stock, Series B Stock, Series C Stock and Series D Stock, counted together as a single class, then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for meetings of shareholders and shall be held at such place in the continental United States as may be specified in such notice.

        Upon any termination of the right of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock to vote for directors as herein above provided, the term of office of any director then in office elected by the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock shall terminate immediately. If the office of any director elected by the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, then the procedure provided for in this subparagraph 5(b) shall be used to fill the vacancy.

        The Bylaws of the Corporation shall automatically be deemed amended from time to time to provide for the increase or reduction in the maximum authorized number of members of the Board of Directors and for the election procedure as herein above provided in this subparagraph 5(b). Whenever holders of Series A Stock, Series B Stock, Series C Stock or Series D Stock, as the case may be, are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding Series A Stock, Series B Stock, Series C Stock or Series D Stock, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted.

                6.      Voting Rights.  (a)  Except as otherwise provided herein
                        -------------
for the election of directors or as required by the Delaware General Corporation Law, the holders of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall have the right to vote, together with the holders of all the outstanding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, and Common Stock and not by classes, on all matters on which holders of Series A Stock, Series B Stock, Series C Stock, Series

D Stock, Series E Stock and/or Common Stock shall have the right to vote. The holders of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall have the right to cast one vote for each share of Common Stock into which each share of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock held by them is convertible, with any fractions rounded to the next full vote.

                (b) Without the prior approval of the holders of a majority of the shares of Series A Stock, Series B Stock and Series C Stock outstanding, voting together as a single class, the Corporation will not (i) authorize, create or issue any series or shares of capital stock senior or pari passu to
                                                                ---- -----
the Series A Stock, Series B Stock or Series C Stock, or adopt or otherwise issue any stock options or stock purchase plan for, or otherwise issue any stock options to, employees, consultants or directors of the Corporation, except that the Corporation may authorize options for employees, directors or consultants to purchase up to 519,477 shares of Common Stock; provided, however, that nothing
                                               --------  -------
contained herein will limit the Corporation's ability to resell any shares from time to time contained in the treasury of the Corporation, or (ii) take any action which would materially alter or adversely affect the rights of the holders of the Series A Stock, Series B Stock or Series C Stock set forth herein.

                (c) Without the prior approval of the holders of a majority of the shares of Series D Stock outstanding, the corporation will not authorize, create or issue any series or shares of capital stock senior or pari passu to the Series D Stock or take any action which would materially alter or adversely affect the rights of the holders of the Series D Stock if such action would give the Series D Stock the right to a vote on such action as a separate series under
Section 242(b)(2) of the Delaware General Corporation Law.

                7.      Definitions.
                        -----------

                        (a) "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Corporation issued by the Corporation after June 10, 1992, except (i) shares of Common Stock issuable pursuant to the conversion of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock and (ii) shares of Common Stock issued pursuant to the exercise by employees, consultants and directors of the Corporation of options issued pursuant to stock option plans or agreements adopted by the Board of Directors of the Corporation.

                        (b) "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

                        (c) "Conversion Amount" shall mean at any applicable date the amount equal to the quotient resulting from dividing $13.39 by the Conversion Rate in effect on such date for the Series A Stock and Series B Stock, $6.00 by the Conversion Rate in effect on such date for the Series C Stock and Series D Stock and $20.00 by the Conversion Rate in effect on such date for the Series E Stock.

                        (d) "Junior Stock" shall mean any class or series of capital stock of the Corporation which may be issued which, at the time of issuance, is not declared to be on a parity with or senior to the Series E Stock as to all of the following: dividends, rights upon liquidation or redemption or voting rights.

                                   ARTICLE V

        The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

                                   ARTICLE VI

        The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

                                  ARTICLE VII

        Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VIII

        To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the Corporation by Constance Galley, its President, and Ira Gerard, its Secretary, this 14th day of May, 1997.

                                                TSI International Software Ltd.


                                                By:  /s/ Constance Galley
                                                     ---------------------
                                                Name: Constance Galley
                                                Title:  President



                                                By:  /s/ Ira Gerard
                                                     ---------------------
                                                Name: Ira Gerard
                                                Title:  Secretary